UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE

SECURITIES EXCHANGE ACT OF 1934

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Preliminary Information Statement

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Confidential, for Use of the Commission (as permitted by Rule 14c)

INFRASTRUCTURE DEVELOPMENTS CORP.

(Name of Registrant as Specified In Its Charter)

_______________________________________

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INFRASTRUCTURE DEVELOPMENTS CORP.

299 S. Main St., 13th Floor

Salt Lake City, Utah  84111

801.488.2006

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

Date of Mailing: May 9, 2014

TO THE STOCKHOLDERS OF INFRASTRUCTURE DEVELOPMENTS CORP.:

The attached Information Statement is furnished by the Board of Directors (the "Board") of Infrastructure Developments Corp., (the "Company," "we" or "us"). The Company, a Nevada corporation, is a public company registered with the Securities and Exchange Commission.

On March 31, 2014, two stockholders holding 480,000,000 in voting rights of the Company, or approximately 51.8% of our issued and outstanding voting rights, consented in writing to amend the Company's Articles of Incorporation (the "Certificate of Amendment"). This consent was sufficient to approve the Certificate of Amendment under Nevada law and our Articles of Incorporation. The attached Information Statement describes the Articles of Amendment that the stockholders of the Company have approved, which will increase the Company’s authorized shares of common stock from 500,000,000 common shares to 3,000,000,000 shares.

The Articles of Amendment will become effective upon filing with the Nevada Secretary of State, which can occur no earlier than twenty (20) calendar days after the filing and dissemination of a Definitive Information Statement.

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

There are no stockholder dissenters' or appraisal rights in connection with any of the matters discussed in this Information Statement.

Please read this Notice and Information Statement carefully and in its entirety.  It describes the terms of the actions taken by the stockholders.

Although you will not have an opportunity to vote on the approval of the Articles of Amendment, this Information Statement contains important information about the Articles of Amendment.

By Order of the Board of Directors

/s/ Eric Montandon

Eric Montandon, CEO and Director

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT MATERIALS IN CONNECTION WITH THIS NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT:

The Information Statement is available at: www.idvc.us

INFRASTRUCTURE DEVELOPMENTS CORP.

299 S. Main St., 13th Floor

Salt Lake City, Utah  84111

801.488.2006

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of Infrastructure Developments Corp., a Nevada corporation (the "Company," "we" or "us") to advise them of the corporate actions that have been authorized by written consent of two of the Company's stockholders, who collectively own 58.8% of our issued and outstanding voting rights as of the record date of March 31, 2014 (the "Record Date"). These actions are being taken without notice, meetings or votes in accordance with the Nevada Revised Statutes and the Company’s Articles of Incorporation. This Information Statement is being mailed to the stockholders of the Company on May 9, 2014.

On March 31, 2014, the Board of Directors approved, and recommended to the stockholders for approval, an amendment to the Company's Articles of Incorporation (the "Articles of Amendment") that will increase the number of shares of common stock that we are authorized to issue from 500,000,000 to 3,000,000,000. The full text of the Articles of Amendment is attached to this Information Statement as Appendix A.

On March 31, 2014, stockholders holding 488,000,000 in voting rights of the Company, or approximately 51.8% of our issued and outstanding voting rights, consented in writing to the Articles of Amendment. This consent was sufficient to approve the Articles of Amendment under Nevada law.

NO VOTE REQUIRED

We are not soliciting consents to approve the Articles of Amendment. Nevada law and our Articles of Incorporation permit the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the shares of its stock sign and deliver a written consent to the action to the Company.

NO APPRAISAL RIGHTS

Under Nevada corporate law, stockholders have no appraisal or dissenters' rights in connection with the Articles of Amendment.

INTERESTS OF CERTAIN PARTIES IN THE MATTERS TO BE ACTED UPON

None of the directors or executive officers of the Company has any substantial interest resulting from the Articles of Amendment that is not shared by all other stockholders pro rata, and in accordance with their respective interests.

COST OF THIS INFORMATION STATEMENT

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

In some instances we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our president at (801) 488-2006, and requests in writing should be sent to Infrastructure Developments Corp., 299 S. Main St., 13th floor, Salt Lake City, Utah, 84111, or to Eric Montandon, Secretary, by email at eric@idvc.us. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

AMENDMENT TO THE ARTICLES OF INCORPORATION

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED SHARES OF COMMON STOCK FROM 500,000,000 FROM 3,000,000,000.

The Board of Directors has approved an amendment to the Articles of Incorporation that would increase the Company’s authorized shares of common stock, par value $0.001, from 500,000,000 shares to 3,000,000,000 shares.  The amendment will become effective when it is filed with the Secretary of State of Nevada.

The Articles of Amendment provide Paragraph 1 of Article VI shall be amended to read as follows:

“Authorized Capital Stock. The aggregate number of shares which this Corporation shall have authority to issue is three billion, ten million (3,010,000,000) shares, consisting of (a) three billion (3,000,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock") and (b) ten million (10,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), issuable in one or more series as hereinafter provided. A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to the, and restrictions imposed upon the, shares of each class are as set forth in this Article 6.”

Reasons for the Increase in the Number of Authorized Shares

As of March 31, 2014, of the 500,000,000 shares of common stock authorized by our Articles of Incorporation, 493,774,657 shares were issued and outstanding, leaving 6,225,343 shares unissued.

We expect that our growth may require the use of our common stock from time to time as part of financing transactions pursuant to which we would issue shares of our common stock or securities convertible into our common stock.  Such shares may be issued in both public and private offerings of our securities.  We may also need to have common stock available for transactions such as acquisitions or employee incentives. We have no shares of authorized common stock available for issuance.  If we need to raise capital for our operations or if we want to make an acquisition with our common stock, we have no shares to do so.  Increasing our authorized shares to 3,000,000,000 will leave us with 2,006,225,343 shares of authorized common stock for issuance, we will have greater flexibility in negotiating future transactions, since our ability to complete the transaction will not be subject to the delay and expense associated with obtaining the approval or consent of our shareholders at the same time the shares are needed.  Furthermore, we currently have convertible preferred shares issued and outstanding that upon conversion would require us to issue an additional 450,000,000 shares of common stock. Our stockholders do not have any preemptive rights to purchase additional shares of our common stock. We presently have no plans, proposals or arrangements to issue any of the authorized shares of common stock that would be newly available for any specific purpose, including future financings.

Effects of the Increase to the Number of Authorized Shares

Possible Dilution from Future Issuance of Additional Shares.  The amendment will increase the number of authorized shares of common stock from 500,000,000 to 3,000,000,000 shares, and the interests of the holders of our common stock could be diluted as a result.  Any future issuance of additional shares of our common stock would dilute future earnings per share, book value per share and the voting power and percentage ownership of existing shareholders.

Possible Anti-Takeover Effect from Future Issuances of Additional Shares.  Any future issuance of additional shares also may have an anti-takeover effect by making it more difficult to engage in a merger, tender offer, proxy contest or assumption of control of a large voting block of our common stock.  Our board of directors could impede a takeover attempt by issuing additional shares and thereby diluting the voting power of other outstanding shares and increasing the cost of a takeover.  A future issuance of additional shares of common stock could be made to render more difficult an attempt to obtain control of us, even if it appears the be desirable to a majority of shareholders, and it may be more difficult for our shareholders to obtain and acquisition premium for their shares or remove incumbent management. Although the increase in the number of authorized shares of our common stock may have an anti-takeover effect, the amendment has been proposed for the reasons stated above under the heading “Reasons for Amendment.”  Our board of directors has no present intention to use the proposed increase in the authorized shares of our common stock as a measure aimed at discouraging takeover efforts.

Neither our Articles of Incorporation nor our by-laws presently contain provisions having an anti-takeover effect and the amendment is not part of a plan by management to adopt a series of such amendments.  Although it may do so, management does not presently intend to propose anti-takeover measures.  Management currently has no knowledge of any specific effort to accumulate our securities or to obtain control of our company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

Our common stock is traded on OTCQB which is a quotation service, not an exchange. OTCQB does not reserve the right to refuse to list or to de-list any stock which has unusual voting provisions that nullify or restrict its voting nor does it have requirements calling for shareholder vote on issuances of additional shares.

Advantages and Disadvantages of the increase to the Authorized Shares

As noted above, increasing the number of additional shares of common stock will provide us with the advantage of having greater flexibility in effecting possible future financings without the delay and expense associated with obtaining the approval or consent of our shareholders at the same time the shares are needed.  However, there is a disadvantage to our existing shareholders in that the issuance of additional shares of common stock will dilute their holdings.  Furthermore, any future issuance of additional shares also may have an anti-takeover effect by making it more difficult to engage in a merger, tender offer, proxy contest or assumption of control of a large voting block of our common stock, even if our shareholders believe that such action would be in their best interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table, together with the accompanying footnotes, sets forth information regarding the beneficial ownership of the common stock of the Company as of March 31, 2014, for (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock on our preferred stock, (ii) each of the Company's executive officers, (iii) each of the Company's directors and (iv) all directors and executive officers as a group. Applicable percentage ownership in the following table is based on 493,774,657 shares of common stock issued and outstanding and 9,000,000 shares of preferred stock (Super Voting Preferred Stock) as of March 31, 2014.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In addition, shares of common stock issuable upon exercise of options, warrants and other convertible securities beneficially owned that are exercisable within sixty days of March 31, 2014, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, and the group as a whole, but are not deemed outstanding for computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Class of Stock	Amount of Beneficial Ownership	Percentage of Beneficial Ownership per Class of Stock
Directors and Officers
Eric Montandon (2) 700 Lavaca Street, Suite 1400, Austin Texas 78701	Common	149,484,393	30.4%
All executive officers and directors as a group	Common	149,484,393	30.4%
Beneficial owners greater than 5%
WWA Group, Inc. (2) 700 Lavaca Street, Suite 1400, Austin, Texas 78701	Common	111,484,393	22.7%
Adderley Davis & Associates, Ltd. Suite Z-12, PO Box 8497, Sharjah, UAE	Preferred	9,000,000	100.00%

1.

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

2.

Mr. Eric Montandon, a Company director and chief executive officer, has voting and dispositive control over the shares of the Company held by WWA Group, Inc., by virtue of being the Chief Executive Officer of WWA Group, Inc. Mr. Montandon holds 38,000,000 shares in his own name.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain "forward-looking statements." All statements other than statements of historical fact are "forward-looking statements" for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statement of the plans and objectives of management for future operations, and any statement of assumptions underlying any of the foregoing. These statements may contain words such as "expects," "anticipates," "plans," "believes," "projects," and words of similar meaning. These statements relate to our future business and financial performance.

Actual outcomes may differ materially from these statements. The risks listed in this Information Statement as well as any cautionary language in this Information Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the Securities and Exchange Commission.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Securities and Exchange Commission, including our:

•

Annual Report on Form 10-K for the year ended December 31, 2013; and

The reports we file with the Securities and Exchange Commission and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Securities and Exchange Commission. Copies of the Reports may be obtained from the Securities and Exchange Commission 's EDGAR archives at http://www.sec.gov. We will also mail copies of our prior reports to any stockholder upon written request.

By Order of the Board of Directors

/s/ Eric Montandon

Eric Montandon, CEO and Director

May 9, 2014

APPENDIX “A”

Articles of Amendment

To the

Articles of Incorporation

Pursuant to the provisions of the Nevada Revised Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:   The following amendment to the Articles of Incorporation was adopted on March 31, 2014, as prescribed by the Nevada Revised Statutes.

Paragraph 1 of Article VI of the Articles of Incorporation shall be amended to read as follows:

“Authorized Capital Stock. The aggregate number of shares which this Corporation shall have authority to issue is three billion, ten million (3,010,000,000) shares, consisting of (a) three billion (3,000,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock") and (b) ten million (10,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), issuable in one or more series as hereinafter provided. A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to the, and restrictions imposed upon the, shares of each class are as set forth in this Article 6.”

SECOND:   Such amendment was adopted by a vote of the shareholders.  The number of shares voted for the amendment was sufficient for approval.

INFRASTRUCTURE DEVELOPMENTS CORP.

/s/ Eric Montandon

Name: Eric Montandon

Title: CEO and director

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